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                                                                   Exhibit 5.1





                             DRINKER BIDDLE & REATH
                       Philadelphia National Bank Building
                              1345 Chestnut Street
                           Philadelphia, PA 19107-3496
                            Telephone: (215) 988-2700
                               Fax: (215) 988-2757


                               September 30, 1996


Pegasus Communications Corporation
c/o Pegasus Communications Management Company
100 Matsonford Road
Suite 454, 5 Radnor Corporate Center
Radnor, PA  19087

                  Re: Registration Statement on Form S-1

Ladies and Gentlemen:

                  As counsel to Pegasus Communications Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation and filing of the Company's Registration Statement on Form S-1, File No. 333-05057 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering
(i) 3,000,000 shares of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock") which are being sold by the Company and (ii) up to 450,000 shares of Class A Common Stock which the Underwriters will have an option to purchase from the Company solely for the purpose of covering over-allotments, if any, pursuant to the terms of an underwriting agreement (the "Underwriting Agreement"). All of the shares of Class A Common Stock will be sold by the underwriters for whom Lehman Brothers Inc., B.T. Securities Corporation, CIBC Wood Gundy Securities Corp. and PaineWebber Incorporated are acting as representatives (collectively, the "Underwriters").

                  In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company, as amended, minutes and resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company and the issuance of the Class A Common Stock as we have deemed appropriate for the purpose of rendering this opinion. We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States and the General Corporation Law of the State of Delaware.

                  In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on


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Pegasus Communications Corporation
September 30, 1996
Page 2


original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

                  On the basis of the foregoing, it is our opinion that (i) appropriate corporate action has been taken to authorize the sale and issuance of up to 3,450,000 shares of Class A Common Stock to be sold by the Company to the Underwriters (including up to 450,000 shares to be issued pursuant to the over-allotment option), and (ii) when issued and sold pursuant to the terms of the Underwriting Agreement, such shares of Class A Common Stock will be legally issued, fully paid and nonassessable.

                  We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act as we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.



                                               Very truly yours,

                                               /s/DRINKER BIDDLE & REATH

                                               DRINKER BIDDLE & REATH